UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 15, 2016, The Williams Companies, Inc. issued a press release that discussed the proposed business combination transaction with Energy Transfer Equity, L.P. Below is a copy of such release.

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS WILLIAMS STOCKHOLDERS VOTE

“FOR” THE MERGER AGREEMENT WITH ETE

WILLIAMS MAILS LETTER TO STOCKHOLDERS RECOMMENDING A VOTE “FOR” THE MERGER AGREEMENT WITH ETE

Stockholders to Benefit from Enhanced Long-Term Value Prospects through Ongoing Participation in Larger, More Diverse Company

Transaction Secures Substantial Value Certainty through Cash Consideration Amidst Currently Volatile Energy Environment

TULSA, Okla. – June 15, 2016 – The Williams Companies, Inc. (NYSE: WMB) (“Williams”) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, recommends that Williams stockholders vote “FOR” the merger agreement with Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”) at Williams’ special meeting of stockholders scheduled for June 27, 2016.

In recommending that Williams stockholders vote “FOR” the merger agreement, ISS stated in its June 15, 2016 report: “A vote FOR the proposed transaction is warranted, despite the additional strains brought on by a continued decline in commodity prices, given the significant cash component of the consideration payable on closing, the more diversified customer base of the combined company, the upside exposure to significant growth opportunities such as Lake Charles LNG, and the opportunity to own nearly half the equity in a combined company anticipated to have much stronger free cash flow – particularly as the oil and gas sector recovers – than Williams on a standalone basis.”1

In addition, Williams has mailed a letter to its stockholders recommending that they vote “FOR” the merger agreement with ETE. A copy of the letter being mailed to stockholders is pasted below:

June 15, 2016

Dear Williams Stockholder,

On June 27, 2016, The Williams Companies, Inc. (NYSE: WMB) (“Williams” or “WMB”) will be holding a special meeting for stockholders to vote on the transaction with Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”). I am writing about your opportunity to make a very important choice about the future of your investment.

By way of background, on September 28, 2015, Williams executed a definitive agreement to combine with ETE (the “Merger Agreement”). Under the Merger Agreement, ETE will form a partnership that will be treated as a corporation for tax purposes to be called Energy Transfer Corp LP (“ETC”), and ETC will merge with Williams and survive the merger.

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS WILLIAMS

STOCKHOLDERS VOTE “FOR” THE MERGER AGREEMENT WITH ETE

The Board is pleased that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, has recommended that Williams stockholders vote “FOR” the Merger Agreement with ETE. The Board urges stockholders to follow ISS’ recommendation by voting “FOR” the Merger Agreement at the upcoming special meeting.

THE WILLIAMS BOARD CONTINUES TO RECOMMEND THAT YOU VOTE “FOR” THE MERGER AGREEMENT

If all Williams’ stockholders elect to receive all cash or all stock, then each share of Williams common stock would receive $8.00 in cash and 1.5274 ETC common shares. The cash and unit consideration represents $27.38 of value per Williams share based on the ETE closing price of $12.69 as of June 14, 2016. Additionally, Williams plans to pay a one-time $0.10 special dividend following closing. Given the significant and certain value the transaction will provide, the Board urges you to vote “FOR” the Merger Agreement.

STOCKHOLDERS TO BENEFIT FROM ENHANCED LONG-TERM VALUE PROSPECTS THROUGH ONGOING PARTICIPATION IN A LARGER, MORE DIVERSE COMPANY

TRANSACTION SECURES SUBSTANTIAL VALUE CERTAINTY THROUGH CASH CONSIDERATION AMIDST THE CURRENTLY VOLATILE ENERGY ENVIRONMENT

Key highlights of the transaction include:

•	Enhanced scale, scope of operations and M&A opportunities: The transaction will create the largest midstream franchise in North America and the Board believes that the combined company will be better positioned to compete in a dynamic midstream sector and a challenging commodity price environment.

[1]	Permission to use quotation from the ISS report was neither sought nor obtained.

•	Significant synergies: In addition to the significant available cost synergies, the combined company will benefit from commercial synergies that are expected to result in increased EBITDA by 2020 of more than $100 million (base case) to more than $500 million (upside price case).

•	Complementary geographic footprint: ETE and Williams have complementary geographic footprints, which the Board believes will allow the combined company to be able to better serve customers through the entire value chain across all major basins.

•	Upside exposure: The Board expects that, as market conditions improve, Williams stockholders will be able to benefit from the upside in the combined company’s significant and diverse set of growth opportunities. The Board also expects upside to the combined company’s commercial synergy targets as commodity prices improve and demand for natural gas, NGL and crude supply increases.

•	Financial strength: The Board believes that the combined company will be well-positioned to cost-effectively delever and strengthen the balance sheet over time.

•	Certainty of value: The cash component of the merger consideration is equivalent to exchanging 18% of Williams shares for cash at a valuation of $43.50 per share. This cash component represents ~29% of the current overall value of the merger consideration (as of June 14, 2016) and provides a substantial value cushion in the current commodity downturn.

In summary, Williams stockholders will benefit from enhanced long-term value prospects, while securing value certainty in today’s volatile energy market through the cash component of the transaction consideration.

COMBINATION REDUCES RISKS INHERENT IN A WILLIAMS STANDALONE CASE; KEY CONSIDERATIONS FOR WILLIAMS STANDALONE CASE

One of the key benefits of the transaction is that it reduces key risks Williams would face as a standalone company.

•	The Board believes that the combination spreads customer concentration risk across a much broader base, and provides more opportunities and flexibility to negotiate “win-win” solutions with Williams’ large and important customer, Chesapeake.

•	The Board believes that the merger also reduces the risk that Williams’ access to capital may be impaired as a result of customer credit issues. The combined company will have more levers to finance its capital plan, including four MLP financing vehicles.

In addition, set forth below are certain key considerations for Williams stockholders.

•	The Board believes that a standalone scenario would likely involve the elimination or a significant reduction of the WMB dividend to prioritize strengthening of its credit profile and increasing financial flexibility.

•	While Williams is focused on continuing to improve its credit profile, current leverage metrics are higher than the targeted level and there is risk for a credit rating downgrade if the merger is not completed. Williams’ consolidated current debt / 2016E EBITDA is ~6X.

In a standalone scenario, levers available to Williams to improve its balance sheet and delever over time would be prioritized as follows: (1) dividend elimination or significant reduction to fund growth and delever; (2) further capex reductions; (3) asset sales; and (4) equity issuances to bolster the balance sheet and liquidity.

TRANSACTION DESIGNED TO PROTECT THE VALUE OF YOUR INVESTMENT

The transaction with ETE has been designed to protect the interests of Williams’ stockholders and to ensure that the Board is maximizing the value of your investment. For example, under the Merger Agreement, a contingent consideration right (“CCR”) attached to each ETC share Williams stockholders receive strongly incents ETE to ensure trading parity between ETC shares and ETE units for two years following closing. In addition, a dividend equalization agreement through 2018 will ensure that ETC shareholders will receive the same cash dividends as ETE unitholders, if any.

STRONG ALIGNMENT OF ETC AND ETE INTERESTS

In addition to the CCR and dividend equalization agreement, the initial ETC Board will include three independent directors and the initial conflicts committee of the Board was approved by the existing Williams Board. The conflicts committee will appoint its successor members going forward.

The Board believes that ETE management’s significant ownership in ETE provides a high degree of incentive for ETE value creation. Notably, ETE management owns ~28% of outstanding ETE units, with Kelcy Warren personally owning ~18%. ETE management also has a strong track record of creating value for unitholders. Since January 2010, ETE has generated total shareholder return of ~135% (compared to ~60% for the Alerian MLP Index and ~65% for WMB).2

ACT NOW BY ELECTING YOUR MERGER CONSIDERATION AND VOTING “FOR” THE MERGER AGREEMENT ON THE ENCLOSED WHITE PROXY CARD

On May 25, 2016, Williams announced that the Securities and Exchange Commission (“SEC”) declared effective the Registration Statement on Form S-4 relating to the proposed transaction. The proxy statement, which provides important information about the proposed transaction, has been mailed to Williams stockholders.

The Board encourages you to act today, not only to vote “FOR” the Merger Agreement, but to also elect the form of consideration you wish to receive in the merger: ETC shares, cash, or a mix of the two, subject to proration, as described in the proxy statement. Your financial advisor (bank or broker) can assist you in making this election. Regardless of your merger consideration election, the total amount of cash to be paid will be approximately $6.05 billion.

As you may be aware, there is litigation pending against ETE with respect to the Merger Agreement. The trial is scheduled for June 20 and June 21, 2016. The Williams Board is unanimously committed to enforcing Williams’ rights under the Merger Agreement. Details of the litigation are included in the proxy statement.

VOTE “FOR” THE MERGER AGREEMENT ON THE ENCLOSED WHITE PROXY CARD TODAY

The Board encourages you to use the enclosed WHITE proxy card to vote “FOR” the Merger Agreement today – by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. This letter should be read in conjunction with the proxy statement mailed to you and other documents filed by Williams with the SEC in connection with the proposed transaction.

On behalf of your Board of Directors, I thank you for your continued support. Over the last several months, the Board’s number one priority has been to protect the interests of Williams stockholders. The Board looks forward to completing the transaction and to delivering its many benefits to our stockholders.

Sincerely,

Frank T. MacInnis

Chairman of the Board

[2]	Prices as of June 14, 2016

YOUR VOTE IS IMPORTANT!

If you have questions or need assistance in voting your shares, please contact our proxy solicitor:

Mackenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ) (“WPZ”), including all of the 2 percent general-partner interest. WPZ is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, WPZ owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. WPZ’s operations touch approximately 30 percent of U.S. natural gas.

Forward-looking Statements

This communication may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the merger of ETE and Williams, the expected future performance of the combined company (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the Registration Statement on Form S-4 which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2016 (the “Form S-4”) and in the most recent Annual Report on Form 10-K for each of ETE, Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”), Sunoco Logistics Partners L.P. (NYSE: SXL) (“SXL”), Sunoco LP (NYSE: SUN) (“SUN”), Williams and WPZ filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in the Form S-4 and in ETE’s, ETP’s, SXL’s, SUN’s, Williams’ and WPZ’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in the Form S-4 and in other reports or documents that ETE, ETP, SXL, SUN, Williams and WPZ file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any business combination transaction between ETE, Energy Transfer Corp

LP (“ETC”) and Williams; (2) the ultimate outcome and results of integrating the operations of ETE and Williams, the ultimate outcome of ETE’s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of ETE, ETC and Williams, including the combined company’s future financial condition, operating results, strategy and plans; (4) the ability to meet the closing conditions to the transaction, including Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies’ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of ETE common units and ETC common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETC common shares to Williams stockholders; and (9) the ability to maintain Williams’, WPZ’s, ETP’s, SXL’s and SUN’s current credit ratings. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither ETE nor Williams undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposed business combination between ETE and Williams. In furtherance of this proposed business combination and subject to future developments, ETE, ETC and Williams have filed a registration statement on Form S-4 with the SEC and a proxy statement/prospectus of Williams and other documents related to the proposed business combination. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document ETE, ETC or Williams may file with the SEC in connection with the proposed business combination. The registration statement was declared effective by the SEC on May 25, 2016. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Definitive proxy statement(s) were mailed to stockholders of Williams beginning on May 25, 2016 and amended by Amendment No. 1 on June 3, 2016. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETC with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.

Contacts

The Williams Companies, Inc.

Investor Relations:

John Porter, 918-573-0797

or

Brett Krieg, 918-573-4614

or

Media Relations:

Lance Latham, 918-573-9675

or

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher, Andrew Siegel or Dan Moore, 212-355-4449